UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2011

FOUR RIVERS BIOENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 19, 2011, Four Rivers BioEnergy Inc’s (the “Company”) UK subsidiary, Four Rivers Biofuels Limited (“Biofuels”), received a $290,000 credit from HMRC (the UK Government tax authority) under the terms of the Research and Development Credit provisions in the UK tax legislation relating to eligible research and development expenditures incurred by it in the fiscal year ended October 31, 2010 in the area of creating viable renewable fuels from the processing of waste oils.

The credit, which had not previously been recorded by the Company as a matter of prudent accounting, will be recorded as other income in the Company’s consolidated financial statements for the fiscal year ending October 31, 2011.  A similar credit was awarded to Biofuels last year in respect of research and development costs incurred by it in the fiscal year ended October 31, 2009, in the amount of $279,085. This amount was recorded in other income in the Company’s consolidated financial statements for the year ended October 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2011	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer